Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-16055) of our report dated May 17, 1996 relating to the financial statements of Paramount Communication Systems, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

     /s/ PRICE WATERHOUSE LLP
     PRICE WATERHOUSE LLP
     Cleveland, Ohio
     January 23, 1997